As filed with the Securities and Exchange Commission on August 5, 2024
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

ANAPTYSBIO, INC.
(Exact name of Registrant as specified in its charter)

Delaware	20-3828755
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
10770 Wateridge Circle, Suite 210
San Diego, CA 92121
(858) 362-6295
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
2017 Amended and Restated Equity Incentive Plan
(Full title of the plans)
Daniel Faga
President and Chief Executive Officer
AnaptysBio, Inc.
10770 Wateridge Circle, Suite 210
San Diego, CA 92121
(858) 362-6295
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Please send copies of all communications to:
Effie Toshav, Esq.
Ryan Mitteness, Esq.
Fenwick & West LLP
401 Union Street, Floor 5
Seattle, WA 98101
(206) 389-4510
______________________
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to 7(a)(2)(B) of the Securities Act. [ ]

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, AnaptysBio, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 2,700,000 additional shares of the Registrant's Common Stock under the Registrant’s Amended and Restated 2017 Equity Incentive Plan (the “Amended Plan”), pursuant to stockholder approval of the Amended Plan on June 12, 2024.
This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on January 26, 2017 (Registration No. 333-215741), March 5, 2018 (Registration No. 333-223446), February 28, 2019 (Registration No. 333-229927), March 2, 2020 (Registration No. 333-236805), February 25, 2021 (Registration No. 333-253504), March 7, 2022 (Registration No. 333-263332), March 1, 2023 (Registration No. 333-270175), and March 11, 2024 (Registration No. 333-277823). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:
(a)the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 11, 2024 pursuant to Section 13 of the Exchange Act;
(b)all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and
(c)the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-37985) filed on January 17, 2017, under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.
Item 8. Exhibits.
The following exhibits are filed herewith:

Exhibit Number	Exhibit Description	Incorporated by Reference		Filed Herewith
		Form	File No.

4.1	Amended and Restated Certificate of Incorporation of the Registrant	10-Q	001-37985

4.2	Second Amended and Restated Bylaws of the Registrant	8-K	001-37985

4.3	Form of Registrant’s Common Stock certificate	S-1	333-206849

4.4	Amended and Restated 2017 Equity Incentive Plan	8-K	001-37985

5.1	Opinion of Fenwick & West LLP			X

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)			X

23.2	Consent of KPMG, independent registered public accounting firm			X

24.1	Power of Attorney			X

107.1	Filing Fee Table			X
II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 5th day of August, 2024.

AnaptysBio, Inc.

By: /s/ Daniel Faga
Daniel Faga
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of AnaptysBio, Inc., a Delaware corporation, do hereby constitute and appoint Daniel Faga, Dennis Mulroy and Eric Loumeau, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Faga	President, Chief Executive Officer and Director (Principal Executive Officer)	August 5, 2024
Daniel Faga

/s/ Dennis Mulroy	Chief Financial Officer (Principal Accounting and Financial Officer)	August 5, 2024
Dennis Mulroy

/s/ Dennis Fenton	Director	August 5, 2024
Dennis Fenton Ph.D.

/s/ Rita Jain	Director	August 5, 2024
Rita Jain, M.D

/s/ Magda Marquet	Director	August 5, 2024
Magda Marquet, Ph.D.

/s/ Oleg Nodelman	Director	August 5, 2024
Oleg Nodelman

/s/John Orwin	Director	August 5, 2024
John Orwin

/s/ Hollings Renton	Director	August 5, 2024
Hollings Renton

/s/ John Schmid	Director	August 5, 2024
John Schmid

/s/ J. Anthony Ware	Director	August 5, 2024
J. Anthony Ware, M.D.